UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2012

TITAN MACHINERY INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33866	45-0357838
(Commission File Number)	(IRS Employer
Identification No.)

644 East Beaton Drive, West Fargo ND 58078-2648

(Address of Principal Executive Offices)  (Zip Code)

(701) 356-0130

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of Titan Machinery Inc. (the “Company”) was held on June 1, 2012. The votes cast with respect to each item of business properly presented at the meeting are as follows:

Proposal No. 1 — The stockholders elected each of the two Class II nominees to the Board of Directors for a three-year term.

	For	Withheld	Broker Non- Vote
Peter Christianson	15,899,966	847,489	2,098,563

James Williams	14,062,284	2,685,171	2,098,563

Proposal No. 2 — The stockholders ratified the appointment of Eide Bailly LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2013.

For	18,704,780

Against	54,579

Abstain	86,659

Broker Non-Vote	N/A

Proposal No. 3 — The stockholders adopted the non-binding resolution approving the compensation of the Company’s Named Executive Officers as described in the Company’s 2012 Proxy Statement.

For	16,205,180

Against	400,256

Abstain	142,019

Broker Non-Vote	2,098,563

Proposal No. 4 — The stockholders approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock to 45,000,000.

For	16,994,964

Against	1,760,058

Abstain	85,390

Broker Non-Vote	5,606

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 5, 2012

TITAN MACHINERY INC.

By	/s/ Mark P. Kalvoda
Mark P. Kalvoda
Chief Financial Officer